Exhibit 10.1

MUTUAL TERMINATION AGREEMENT AND RELEASE

THIS MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Termination Agreement”) is made and entered into as of February 23, 2024, by and among Altitude Acquisition Corp., a Delaware corporation (“Parent”), Altitude Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Altitude Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), Picard Medical, Inc., a Delaware corporation (the “Company”), and Hunniwell Picard I, LLC, a Delaware limited liability company (the “Stockholders’ Representative”, together with Parent, Merger Sub I, Merger Sub II and the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties are party to that certain Business Combination Agreement, dated April 23, 2023 (as may be amended from time to time, the “BCA”);

WHEREAS, pursuant to Section 10.1(c) of the BCA, the BCA may be terminated by the mutual written consent of the Company and Parent; and

WHEREAS, the Company Board of Directors and the Parent Board of Directors has each determined that it is in the best interest of the Company and the stockholders of the Company, and of Parent and the stockholders of Parent, respectively, to terminate the BCA in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Termination Agreement, and the mutual promises contained in this Termination Agreement, and intending to be legally bound thereby, the Parties agree as follows:

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the BCA.

2. Termination. Pursuant to Section 10.1(c) of the BCA, the Company and Parent hereby agree and acknowledge by mutual written consent that the BCA and all rights, obligations and liabilities of the Parties thereunder are hereby irrevocably terminated effective immediately and of no further force and effect (the “Termination”), and none of the Parties shall have any further rights, remedies, liabilities, duties or obligations under or in connection with the BCA. Notwithstanding the foregoing, the Company and Parent hereby agree that Sections 8.2 and 10.3 of the BCA shall survive the Termination. The Company and Parent also acknowledge and agree that each other Ancillary Agreement, including, without limitation, the Sponsor Support Agreement and the Picard Support Agreement and each other document contemplated by or entered into in connection with the BCA, shall be automatically terminated, without further action on the part of the parties thereto, concurrent with the termination of the BCA pursuant hereto.

3. Waiver and Release. In consideration of the covenants, agreements and undertakings of the Parties set forth herein, effective as of the date of this Termination Agreement, each Party, on behalf of itself and its respective present and former Subsidiaries, Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges the other Parties and their respective present and former Subsidiaries, Affiliates, officers, directors, stockholders, employees, agents, representatives, successors and assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, damages, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in Law or in equity, which any of such Releasors ever had, now have, or hereafter may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Termination Agreement arising out of or relating to the BCA, the Ancillary Agreements or in connection with the transactions contemplated by the BCA, or the Termination (collectively, “Claims”); provided that notwithstanding the foregoing, nothing herein shall release a Party from, and Claims shall not include, the obligations of such Party under this under (a) this Termination Agreement, or (b) any agreements or arrangements entered into following the date of this Termination Agreement. The Releasors irrevocably covenant not to assert any claim or demand, or commence, institute or voluntarily aid in any way, or cause to be commenced or instituted any proceeding of any kind against any Releasee based upon any Claim.

4. Public Announcements. Each Party shall consult with the other Parties before issuing any press release or making any public announcement or statement with respect to this Termination Agreement, the BCA or any other transactions contemplated by the BCA, and shall not issue any such press release or make any such public announcement or statement without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that (a) each Party may, without the prior consent of the other Party, issue any such press release or make any such public announcement or statement as may be required by Law, SEC regulation, or by obligations pursuant to any listing agreement with or rules of Nasdaq in which case, each Party shall provide drafts in advance of and as soon as reasonably practicable; and (b) each Party may, without consultation or consent of the other Party, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in filings and other communications by such Party with the SEC and Nasdaq, so long as such statements are consistent with previous press releases, public disclosures or public statements made by such Party in compliance with this Termination Agreement.

5. Representations and Warranties. Each Party represents and warrants to the other Parties that: (a) such Party has all requisite power and authority to enter into this Termination Agreement and to take the actions contemplated hereby; (b) the execution and delivery of this Termination Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (c) this Termination Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

6. Expenses. All fees, costs and expenses incurred in connection with this Termination Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. The Company acknowledges that no Parent Termination Fee is due or shall otherwise be payable in connection with the Termination.

7. Entire Agreement. This Termination Agreement is the entire agreement and understanding between and among the Parties with respect to the Termination.

8. Non-disparagement. Each Party agrees that it will refrain from making negative or disparaging remarks about the other Party or such other Party’s affiliates or otherwise take any action which could reasonably be expected to adversely affect such Party or such Party’s affiliate’s personal or professional reputation.

9. Miscellaneous. Sections 11.1 through 11.3, 11.6 through 11.15 and 11.17 of the BCA are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Termination Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Termination Agreement as of the date and year first written above.

Company:

PICARD MEDICAL, INC.

By:	/s/ Patrick Schnegelsberg
Name: Patrick Schnegelsberg
Title: Chief Executive Officer

Stockholders’ Representative:

HUNNIWELL PICARD I, LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Daniel Teo
Name: Daniel Teo
Title: Manager

Parent:

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Chief Executive Officer and President

Merger Sub I:

ALTITUDE MERGER SUB I, INC.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: President and Secretary

Merger Sub II:

ALTITUDE MERGER SUB II, LLC

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: President and Secretary

[Signature page to Termination and Release Agreement]